SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2007

APPLE HOSPITALITY FIVE, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA

(State or Other Jurisdiction of Incorporation)

000-50731	76-0713476
(Commission File Number)	(IRS Employer Identification No.)

814 East Main Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

(804) 344-8121

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple Hospitality Five, Inc. (which is referred to below as the “Company”) is filing this report in accordance with Item 1.01 of Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

The Agreement and Plan of Merger

On July 25, 2007, the Company, Inland American Real Estate Trust, Inc. (“Buyer”) and Inland American Orchard Hotels, Inc. (“Acquisition Sub”), a wholly-owned subsidiary of Buyer, entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will merge with and into Acquisition Sub (the “Merger”) and each issued and outstanding unit (a share of common stock and a share of Series A preferred stock of the Company) and share of Series B convertible preferred stock of the Company, on an as-converted basis, other than any dissenting shares, will be converted into, and cancelled in exchange for, the right to receive $14.05 in cash to be paid by Buyer, without interest. Each option to purchase the Company’s units will be converted into, and cancelled in exchange for, the right to receive a cash payment equal to the product of: (1) number of units subject to the option and (2) the difference between $14.05 and the exercise price set forth in the option. The total merger consideration is expected to be approximately $709 million.

The Merger Agreement also contains customary representations and warranties and covenants including, among others, covenants providing for the Company (i) to prepare and file with the Securities and Exchange Commission a proxy statement as promptly as reasonably practicable following the date of the Merger Agreement, (ii) not to solicit acquisition proposals or, subject to certain exceptions, furnish information or enter into discussions or negotiations with third parties regarding acquisition proposals, and (iii) to cause a meeting of the Company’s shareholders to be held to consider the approval of the Merger Agreement. The Merger Agreement provides that the Company may sell its Marriott Suites property in Las Vegas, Nevada prior to the effective time of the merger, provided that the net proceeds and related credits from the sale must equal at least $87.5 million.

The Merger Agreement contains certain customary closing conditions and includes a condition that holders of no more than 5% of the issued and outstanding common shares shall have exercised their dissenters’ rights.

The Merger Agreement may be terminated by Buyer or by the Company under certain circumstances. Upon termination by the Company in connection with a superior proposal, or by Buyer due to the Company’s breach of the representations, warranties, covenants and agreements contained in the agreement, such that certain closing conditions would be incapable of being satisfied by October 31, 2007, which date may be extended (referred to herein as the “Outside Date”), the Company will be required to pay Buyer a termination fee of $15 million, plus any fees and expenses that Buyer incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000. Similarly, upon termination by the Company due to Buyer’s breach of the representations, warranties, covenants and agreements contained in the agreement, such that certain closing conditions would be incapable of being satisfied by the Outside Date, Buyer will be required to pay the Company a termination fee of $15 million, plus any fees and expenses that the Company incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000. In addition, if the Company’s stockholders do not approve the merger and a competing transaction (as defined in the Merger Agreement) has been made to the Company or publicly announced before termination of the agreement and the Company consummates a competing transaction (as defined in the Merger Agreement) within twelve months thereafter, the Company will be required to pay Buyer a termination fee of $15 million, plus any fees and expenses that Buyer incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000.

In connection with the Merger Agreement, the Company has suspended its Dividend Reinvestment Plan and Unit Redemption Program.

Voting Agreements

Concurrent with the execution of the Merger Agreement, Glade M. Knight and the other holders of the outstanding Series B Convertible Preferred Shares of the Company (the “Voting Parties”) each entered into voting agreements (collectively the “Voting Agreements”) with Buyer. Pursuant to the Voting Agreements, the Voting Parties have agreed to vote each of their Series B Convertible Preferred Shares of Company in favor of the Merger and other transactions contemplated by the Merger Agreement, and against any action of agreement in opposition to or in competition with the Merger. The Voting Parties collectively own all of the outstanding Series B Convertible Preferred Shares of the Company.

Item 8.01	Other Events

On July 25, 2007, Apple Hospitality Five, Inc. issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that following the approval of its Board of Directors, it had entered into a definitive merger agreement to be acquired by Inland American Real Estate Trust, Inc. The Company’s dividend reinvestment and share redemption programs had been suspended in connection with the signing of the Merger Agreement.

Additional Information about the Merger and Where to Find It:

In connection with the proposed merger transaction, the Company intends to file a proxy statement, accompanying proxy card and other relevant documents with the Securities and Exchange Commission. Shareholders of the Company are urged to read the proxy statement and other relevant documents in their entirety when they become available because they will contain important information about the Company and the proposed merger. When filed, the proxy statement and any other relevant documents will be available at no charge at the SEC’s web site at http://www.sec.gov. In addition, shareholders may obtain free copies of the proxy statement and any other relevant documents filed with the SEC by directing a written request to Apple Hospitality Five, 814 East Main Street, Richmond, Virginia 23219, Attn: Investor Relations.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information about the executive officers and directors of the Company and of their ownership of the Company shares is set forth in the proxy statement for the 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2007. Shareholders may obtain additional information regarding the direct and indirect interests of the Company and its executive officers and directors in the proposed merger by reading the proxy statement when it becomes available.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of the Company to complete the proposed merger transaction agreement, the ability of the Company to implement its operating strategy; the Company’s ability to manage planned growth; changes in economic cycles and competition within the extended-stay hotel industry. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.

Item 9.01.	Financial Statements and Exhibits.

a. Financial Statements of business acquired.

None

b. Pro forma financial information.

None

c. Shell company transaction.

None

d. Exhibits.

2.1	Agreement and Plan of Merger, dated as of July 25, 2007, among Apple Hospitality Five, Inc., Inland American Real Estate Trust, Inc. and Inland American Orchard Hotels, Inc.

99.1	Press Release dated July 25, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE HOSPITALITY FIVE, INC.

Date: July 26, 2007	By:	/s/ Glade M. Knight
Glade M. Knight
Chief Executive Officer